UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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INNOVIVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 3, 2017

Dear Fellow Innoviva Shareholder:

The Annual Stockholder Meeting of Innoviva, Inc. ("Innoviva" or the "Company") is just a few weeks away. We urge you to vote on the enclosed WHITE proxy card in favor of your current Board of Directors (the "Board").

Innoviva's management team and Board have a strong track record of creating value. We've delivered a 32% compound quarterly growth rate in royalties earned in the last 10 reported quarters, significantly improving our relationship with GlaxoSmithKline ("GSK"), resulting in higher collaboration productivity, and maintaining our commitment to returning capital to investors with more than $210 million returned since the first quarter of 2015.

In addition, we believe that our current strategy of continuing to invest in and improve the robust and collaborative relationship we have with GSK is the best course to deliver significant value to Innoviva's shareholders. Additional information regarding our collaboration with GSK is enclosed with this letter and also is available by following this link: http://files.shareholder.com/downloads/THERA/4160966606x0x935648/B0196CD0-
AFC7-4529-856D-6DF0F49BC16A/INVA_Shareholder_Letter_Attachment_4-3-17.pdf.

Contrast Innoviva's proven strategy with the high-risk cost-cutting that would be carried out by unqualified nominees proposed by a single shareholder, Sarissa Capital, under the leadership of Alexander Denner.

Mr. Denner's cost-cutting approach at Enzon resulted in catastrophic value destruction, including a stock price decline of 83% and a negative 52% total shareholder return during Mr. Denner's tenure as chairman. This was followed by Nasdaq's delisting of Enzon's stock.

Your highly qualified Board has provided skillful stewardship of Innoviva. And yet, Sarissa is seeking to jettison this strategy in favor of an uninformed cost-cutting approach that has previously failed.

We thank you for your support and urge you to vote on the WHITE proxy card today.

Sincerely,

The Board of Directors of Innoviva, Inc.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

Please vote today by telephone, via the Internet or
By signing, dating and returning the enclosed WHITE proxy card.
Simply follow the easy instructions on the WHITE proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED
Shareholders May Call:
(888) 750-5834 (TOLL-FREE from the U.S. and Canada)
or (412) 232-3651 (from other locations)
Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:
Please simply discard any Gold proxy card that you may receive from Sarissa.
Returning a Gold proxy card – even if you "withhold" on Sarissa's nominees –
will not help your Company, as it will revoke any vote you previously submitted on Innoviva's WHITE proxy card.

Please visit http://investor.inva.com/proxy.cfm for more information.

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Forward-Looking Statements

This letter contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to Innoviva's engagement with Sarissa. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this letter and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Risks affecting Innoviva are described under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Innoviva's Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC's website at www.sec.gov. In addition to the risks described above and in Innoviva's other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva's results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

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Framework for Innoviva’s Collaboration with GSK ©2017 INNOVIVA 1 Consists of four members (2 from Innoviva, 2 from GSK) Members required to have “appropriate expertise” 1 member must be an Innoviva V.P. or above Determines overall strategy and coordinates the activities under the collaboration agreement Required to meet in person at least once each year, or more frequently as mutually agreed Responsibilities include, but are not limited to: Managing and overseeing the development and commercialization of the collaboration products Approving the marketing plans and any material amendments Reaching all decisions through consensus; disagreements escalated to (1) Innoviva’s CEO and Chairman of R&D of GSK, then (2) GSK retains the right to break a tie (if disputed issue involves a “commercial conflict”, the final decision is made by a mutually acceptable third party mediator) Consists of up to eight members, up to four designated by each of Innoviva and GSK Members required to have “relevant experience and expertise” Required to meet in person at least twice each year, or more frequently as mutually agreed Responsibilities include, but are not limited to: Reviewing and updating development plans for review and approval by the JSC Coordinating and monitoring regulatory strategy and collaboration activities Recommending “go/no-go” decisions for the development of collaboration products Other responsibilities that may be assigned to the JPC from the JSC Reaching all decisions through consensus; if an agreement cannot be made, the issue is referred to the JSC Collaboration agreement between Innoviva and GSK dated November 14, 2002 (as amended), under which Innoviva and GSK originally contributed IP that led to the successful commercialization of our products Innoviva and GSK agreed to work together and use “diligent efforts” to assure the success of collaboration Governed by the Joint Steering Committee (“JSC”) and executed by the Joint Project Committee (“JPC”) The JSC and JPC held 5 and 6 meetings in 2016, respectively, as a result of their active collaboration, even though the annual requirements are only 1 meeting for the JSC and 2 for the JPC Joint Steering Committee Joint Project Committee Innoviva’s team had over 70+ in-person meetings/calls with GSK in 2016-2017

How Innoviva’s Collaboration with GSK Drives Value ©2017 INNOVIVA 2 Innoviva has significant operational obligations and responsibilities: 50% partners with GSK in managing the development and commercialization of our products 50% partners with GSK in amending and approving the marketing plans for our products Innoviva is required to use “diligent efforts” to assure success of the collaboration Regularly engage with GSK leadership to optimize product performance with meetings far in excess of contractual obligations Required to staff committees with individuals with “appropriate expertise” Our team includes industry professionals with appropriate expertise to support these business functions including: George Abercrombie – Chief Commercial Officer, former CEO and President of Hoffman-La Roche and SVP of Commercial Operations, Glaxo Wellcome Dr. Theodore Witek – Chief Scientific Officer, former President and CEO, Boehringer Ingelheim Canada and Portugal The results of these operations, which Sarissa continues to ignore, are clear: 32% quarterly CGR in royalties earned in the last ten reported quarters 29% quarterly CGR in adjusted EBITDA* from Q1 2015 through Q4 2016 Returned over $210M of capital to investors since Q1 2015 * Non-GAAP Financial Measure, please refer to reconciliation to GAAP Measures in the following pages.

Reconciliation of Non-GAAP Financial Measures to GAAP Use of Non-GAAP Financial Measures ©2017 INNOVIVA In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”) and should be viewed in addition to, and not as a substitute for, Innoviva’s reported results. Innoviva believes that the non-GAAP financial information provided in this presentation can assist investors in understanding and assessing Innoviva's on-going operations and prospects for the future and provides an additional tool for investors to use in comparing Innoviva's financial results with other companies in Innoviva's industry or with similar operating profiles. Investors are encouraged to review the reconciliation of Innoviva's non-GAAP financial measures to their most directly comparable GAAP financial measures. To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Innoviva uses the non-GAAP financial measure of adjusted EBITDA. Generally, a non-GAAP financial measure is a numerical measure of a company's operating performance or financial position that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the accompanying financial table under the headings “Reconciliation of Non-GAAP Financial Measures to GAAP.” Innoviva believes that the non-GAAP financial information provided in this presentation can assist investors, research analysts and others in understanding and assessing Innoviva's on-going operations, financial performance and prospects for the future and provides an additional tool to use in comparing Innoviva's financial results with other companies in Innoviva's industry or with similar operating profiles, without regard to financing or capital structures. Adjusted EBITDA is used as supplemental financial operating measures by Innoviva's management and frequently discussed with external users of its financial statements. Adjusted EBITDA is determined by taking GAAP net income (loss) and adding back interest expense (income), taxes, stock-based compensation expense, depreciation expense and amortization of capitalized fees paid to a related party. Innoviva believes the non-GAAP measure of adjusted EBITDA is important as it measures the Company's ability to generate cash to pay interest costs and support its indebtedness, and it is also used currently in the Company's annual performance review process. Innoviva's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other companies. Adjusted EBITDA, adjusted net income (loss) and adjusted earnings per share should not be considered in isolation or as a substitute to net income/loss, income/loss from operations, cash flows from operating activities, earnings per share or any other measure of financial performance presented in accordance with GAAP. Adjusted earnings per share is not intended to represent cash flow per share and does not represent a measure of liquidity or cash available for distribution. The principal limitation of these non-GAAP financial measures is that it excludes significant elements that are required by GAAP to be recorded in Innoviva's consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Innoviva presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of Innoviva's non-GAAP financial measures to their most directly comparable GAAP financial measure. 3

GAAP net income Reconciliation of Non-GAAP Financial Measures to GAAP ©2017 INNOVIVA Reconciliation of GAAP to Non-GAAP Operating Results (in thousands) Eight Quarters Ended Dec. 31, 2016 Twelve Months Ended Dec. 31, 2016 (unaudited) (unaudited) 40,776 59,536 103,294 15,171 240 51,834 8,297 131 27,646 13,823 187,127 133,621 $ $ $ $ Adjusted EBITDA Interest expense (income), net Amortization of capitalized fees paid to a related party Stock-based compensation Depreciation Non-GAAP adjustments: EBITDA: 4